EXECUTION

THIS TRUST AGREEMENT (this “Trust Agreement”) dated as of March 1, 2006, is executed by and among GS MORTGAGE SECURITIES CORP., as depositor (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee pursuant to the Underlying Trust Agreement (as defined below) (the “Trustee”) and WELLS FARGO BANK, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”).

WITNESSETH

WHEREAS, the Trustee, the Master Servicer and the Securities Administrator have entered into the Master Servicing and Trust Agreement (the “Underlying Trust Agreement”) dated as of March 1, 2006 together with GS Mortgage Securities Corp., as depositor, and JPMorgan Chase Bank, N.A. and Deutsche Bank National Trust Company, as custodians, creating and establishing GSR Mortgage Loan Trust 2006-3F (the “Underlying Trust”);

WHEREAS, the Underlying Trust has issued a series of certificates known as the Mortgage Pass-Through Certificates, Series 2006-3F (the “REMIC Classes”) evidencing the entire beneficial interests in the Underlying Trust;

WHEREAS, all or a portion of the thirteen separate Exchange Classes (as defined herein) issued hereunder, each representing an undivided beneficial ownership interest in the related Exchangeable REMIC Classes (as defined herein) issued hereunder, may be exchanged for a proportionate interest in such Exchangeable REMIC Classes in the combinations set forth on Appendix A and made a part hereof;

WHEREAS, all or a portion of the Exchangeable REMIC Classes may be exchanged for the Exchange Classes in the same manner; and

WHEREAS, the parties hereto desire to create this Trust to issue the Exchange Classes and the Exchangeable REMIC Classes subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties to this Trust Agreement, in the several capacities hereinabove set forth, do hereby declare and establish this Trust Agreement and do hereby undertake and otherwise agree as follows:

ARTICLE I

DEFINED TERMS

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Underlying Trust Agreement and the rules of construction set forth therein shall apply hereto.  In addition, whenever used in this Trust Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"1A-1 Group":  The Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-6 and Class 1A-7 Certificates.

"1A-5 Group":  The Class 1A-3 and Class 1A-4 Certificates.

"2A-1 Group":  The Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7 and Class 2A-8 Certificates.

"2A-3 Group":  The Class 2A-2 and Class 2A-4 Certificates.

"2A-5 Group":  The Class 2A-4 and Class 2A-6 Certificates.

"3A-1 Group":  The Class 3A-2, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-12, Class 3A-13, Class 3A-14, Class 3A-15, Class 3A-16 and Class 3A-17 Certificates.

"3A-6 Group":  The Class 3A-2 and Class 3A-3 Certificates.

"3A-7 Group":  The Class 3A-4 and Class 3A-5 Certificates.

"3A-8 Group":  The Class 3A-2 and Class 3A-4 Certificates.

"3A-9 Group":  The Class 3A-2, Class 3A-3, Class 3A-4 and Class 3A-5 Certificates.

"3A-10 Group":  The Class 3A-3 and Class 3A-5 Certificates.

"3A-11 Group":  The Class 3A-2, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-12, Class 3A-13 and Class 3A-14 Certificates.

"3A-18 Group":  The Class 3A-12, Class 3A-13 and Class 3A-14 Certificates.

“Aggregate Denomination”:  As to any Class and date of determination, the aggregate of the denominations of the Outstanding Certificates of such Class on such date.

“Authorized Officer”:  The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President.

“Certificate”:  A grantor trust pass-through security issued hereunder in a book-entry form as authorized by this Trust Agreement.

“Certificate Registrar”:  For the purposes of this Trust Agreement, the Certificate Registrar appointed pursuant to Section 5.04 of the Standard Terms which shall act as Certificate Registrar under this Trust Agreement subject to the terms and conditions and entitled to the same rights, protections and indemnities set forth in the Trust Agreement.

“Class”:  Each Class of Certificates issued or issuable hereunder as set forth in Section 2.02 hereto.

“Class Balance”:  With respect to any Class of Certificates, at any time, the aggregate of the Certificate Balances of all Outstanding Certificates of such Class.

“Class Distribution Amount”:  As to each Exchange Class and Distribution Date, an amount equal to the aggregate of the distributions on such Distribution Date in respect of each Related REMIC Class multiplied by a fraction, the numerator of which is equal to the Aggregate Denomination of such Related REMIC Class at the close of business on the related Record Date and the denominator of which is the Initial Authorized Denomination with respect to such Related REMIC Class.  As to each REMIC Class, the sum of (i) the Class Interest Distribution Amount for such Class and (ii) the Class Principal Distribution Amount for such Class.

“Class Interest Distribution Amount”:  As to each Exchange Class and each Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) at the applicable Interest Rate on the Class Balance thereof immediately prior to such Distribution Date.

“Class Principal Distribution Amount”:  As to each Exchange Class and each Distribution Date, an amount as to principal equal to (i) the concurrent distribution of principal in respect of the Related REMIC Classes multiplied by (ii) a fraction, the numerator of which is the Aggregate Denomination of such Exchange Class and the denominator of which is the Initial Authorized Denomination of such Exchange Class.

“Code”:  The Internal Revenue Code of 1986, as amended, including any successor or amendatory provisions.

“Combination Group”:  Any of the 1A-1 Group, 1A-5 Group, 2A-1 Group, 2A-3 Group, 2A-5 Group, 3A-1 Group, 3A-6 Group, 3A-7 Group, 3A-8 Group, 3A-9 Group, 3A-10 Group, 3A-11 Group and 3A-18 Group, as applicable.

“Distribution Date”:  As to any Exchange Class, the Distribution Date for the Related REMIC Classes.

“Exchangeable REMIC Classes” or “Exchangeable REMIC Certificates”:  The Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-6, Class 1A-7, Class 2A-2, Class 2A-4, Class 2A-6, Class 2A-7, Class 2A-8, Class 3A-2, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-12, Class 3A-13, Class 3A-14, Class 3A-15, Class 3A-16 and Class 3A-17 Certificates, or the Certificates of each such Class, as the context may require, issued by the Underlying Trust in uncertificated form or the certificated pass through interests in such Classes or Certificates issued hereunder, as applicable.

“Exchange Classes” or “Exchange Certificates”:  The Class 1A-1, Class 1A-5, Class 2A-1, Class 2A-3, Class 2A-5, Class 3A-1, Class 3A-6, Class 3A-7, Class 3A-8, Class 3A-9, Class 3A-10, Class 3A-11 and Class 3A-18 Certificates, or the Certificates of each such Class, as the context may require.

 “Initial Authorized Denomination”:  With respect to any Class and Combination Group, the amount set forth with respect to such Class and such Combination Group in Appendix A under the heading, “Original Balance.”

“Interest Rate”:  With respect to each Interest Accrual Period and interest-bearing Related REMIC Class, the per annum rate specified or determined pursuant to the Underlying Trust Agreement for such Interest Accrual Period.  With respect to each Interest Accrual Period and  Exchange Class, the per annum rate set forth with respect to such Class in Appendix A under the heading “Class Coupon.”

“Issue Date”:  March 30, 2006.

“Outstanding Certificate”:  Any Outstanding Exchange Certificate and Outstanding REMIC Certificate.

“Outstanding Exchange Certificate”:  Any Exchange Certificate issued on the Issue Date; provided, however, that upon the exchange of any Exchange Certificate pursuant to Section 2.03 hereof, the Exchange Certificate so exchanged shall be deemed no longer to be an Outstanding Certificate, and each Exchangeable REMIC Certificate issued in exchange therefor shall be deemed to be an Outstanding REMIC Certificate.

“Outstanding Exchangeable REMIC Certificate”:  Any Exchangeable REMIC Certificate issued on the Issue Date; provided, however, that upon the exchange of any Exchangeable REMIC Certificate pursuant to Section 2.03 hereof, the Exchangeable REMIC Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable REMIC Certificate, and the Exchange Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchange Certificate.

“Paying Agent”:  For the purposes of this Trust Agreement, the Paying Agent appointed pursuant to Section 5.08 of the Standard Terms which shall act as Paying Agent under this Trust Agreement subject to the same terms and conditions and entitled to the same rights, protections and indemnities set forth in the Trust Agreement.

“Prospectus”:  The prospectus dated November 17, 2005 as supplemented by a prospectus supplement dated March 28, 2006, relating to the GSR Mortgage Loan Trust 2006-3F Mortgage Pass-Through Certificates.

“Related REMIC Class”:  As to any Exchange Class, each Exchangeable REMIC Class included in the related Combination Group.”

“Trust”:  The trust created by this Trust Agreement, the corpus of which consists of the Trust Fund.

“Trust Account”:  As defined in Section 3.02 hereof.

“Trust Fund”:  The corpus of the trust created by this Trust Agreement, consisting of the Trust Account and the uncertificated interests in the Exchangeable REMIC Certificates issued by the Underlying Trust and all payments thereon and all rights thereunder.

“Underlying Trust”:  GSR Mortgage Loan Trust 2006-3F.

ARTICLE II

THE TRUST

Section 2.01.

Transfer of Exchangeable REMIC Certificates.  Upon the presentation and surrender by any Holder of its Exchangeable REMIC Certificates in the appropriate combination as set forth on Appendix A, such Holder shall hereunder transfer, assign, set over and otherwise convey to the Trustee, all of such Holder’s right, title and interest in and to such Exchangeable REMIC Certificates, including all payments of interest thereon received after the month of the Issue Date.

U.S. Bank, acting in its capacity as Trustee, acknowledges (i) the transfer and assignment to it of the uncertificated Exchangeable REMIC Certificates pursuant to Section 4.01 of the Underlying Trust Agreement and (ii) any transfer and assignment of certificated Exchangeable REMIC Certificates pursuant to the foregoing paragraph, and hereby declares that it will hold the same in trust for the Certificateholders on the terms in this Trust Agreement contained.

Section 2.02.

Certificates.  The Certificates authorized by this Trust Agreement shall consist of each Exchange Class and certificated Exchangeable REMIC Class having the characteristics specified or determined as described in Appendix A, and otherwise shall be subject to the terms and provisions set forth herein.

Section 2.03.

Exchanges.  Exchange Certificates shall be exchangeable on the books of DTC for Exchangeable REMIC Certificates, and Exchangeable REMIC Certificates shall be exchangeable on the books of DTC for Exchange Certificates, on and after the Closing Date, by notice to the Securities Administrator substantially in the form of Exhibit I hereto or, under the terms and conditions hereinafter set forth and otherwise in accordance with the procedures specified in the Underlying Trust Agreement.

In the case of each Combination Group, Certificates of the Classes of Exchangeable REMIC Certificates in such Combination Group shall be exchangeable for Certificates of the Class of Exchange Certificates related to such Combination Group in respective denominations determined based on the proportion that the initial Certificate Balances of such Exchangeable REMIC Certificates bear to the original Certificate Balance of the related Exchange Certificates, as set forth in Appendix A.  Upon any such exchange the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchange Certificate issued in exchange therefor.  Correspondingly, Exchange Certificates related to a Combination Group may be further designated for exchange for Certificates of the Exchangeable REMIC Classes in such Combination Group in respective denominations determined based on the proportion that the initial Certificate Balances of such Exchangeable REMIC Certificates bear to the original Certificate Balances of the related Exchange Certificates, as set forth in Appendix A.  There shall be no limitation on the number of exchanges authorized pursuant to this Section 2.03, and, except as provided in the following paragraph, no fee or other charge shall be payable to the Trustee, the Securities Administrator or DTC in connection therewith.

In order to effect an exchange of Certificates, the Certificateholder shall notify the Securities Administrator in writing or by e-mail at sherri.j.sharps@wellsfargo.com or sean.ralston@wellsfargo.com no later than two Business Days before the proposed exchange date.  The exchange date may be any Business Day other than the first or last Business Day of the month subject to the Securities Administrator’s approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both Certificates to be exchanged and Certificates to be received; outstanding Certificate Balance or Notional Amount and the Original Certificate Balance or Notional Amount of the Certificates to be exchanged; the Certificateholder’s DTC participant number; and the proposed exchange date.  After receiving the notice, the Securities Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  A notice becomes irrevocable on the second Business Day before the proposed exchange date.

Notwithstanding any other provision herein set forth, a fee shall be payable to the Securities Administrator in connection with each exchange equal to 1/32 of 1% of the Certificate Balance (or the notional amount, if no principal balance) of the Certificates (other than any Interest Only Certificates) to be exchanged.  In no event, however, shall the fee be less than $2,000 or greater than $25,000.

The Securities Administrator shall make the first distribution on an Exchange Certificate or an Exchangeable REMIC Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Section 2.04.

Delivery of Instruments.  The Securities Administrator shall furnish to each Holder, upon request, copies of this Trust Agreement, without attachments, applicable to the Certificate(s) held by such Holder.

ARTICLE III

CERTIFICATES; DISTRIBUTIONS

Section 3.01.

Issuance of Certificates.  The Classes of Certificates shall be issued in book-entry form and shall be maintained in the names of the record owners thereof as entries on the books of DTC.  Such Certificates shall be in authorized denominations of $1,000 and integral multiples of $1 in excess thereof and may be transferred or pledged in accordance with and subject to regulations governing use of the book-entry system (as the same shall be in effect at the time of any such transfer or pledge) and procedures that are followed generally for book-entry securities.

Section 3.02.

Trust Account.  On or before the Issue Date, the Securities Administrator shall either (i) open with a depository institution one or more trust accounts in the name of the Trustee on behalf of the Trust Fund that shall collectively be the “Trust Account,” (ii) in lieu of maintaining any such account or accounts, maintain the Trust Account by means of appropriate entries on its books and records designating all amounts credited thereto in respect of the Exchangeable REMIC Certificates and all investments of any such amounts as being held by it in its capacity as Securities Administrator for the benefit of the Holders of the Certificates or (iii) maintain the Trust Account in the form of any combination of accounts or book entries described in clauses (i) and (ii) above.  Any manner or manners in which the Trust Account is maintained may at any time be changed without notice to, or the approval of Holders of, the Certificates so long as funds held in the Trust Fund by, or for the account of, the Securities Administrator shall at all times be identified.  To the extent that the Trust Account is maintained by the Securities Administrator in the manner provided for in clause (ii) above, all references herein to deposits and withdrawals from the Trust Account shall be deemed to refer to credits and debits to the related books of the Securities Administrator.

The Securities Administrator shall deposit in the Trust Account all distributions in respect of the Exchangeable REMIC Certificates received by it as Securities Administrator hereunder.  All such distributions deposited from time to time in the Trust Account and all investments made with such moneys, including all income or other gain from such investments, shall be held by the Securities Administrator in the Trust Account as part of the Trust Fund as herein provided, subject to withdrawal by the Securities Administrator for distributions on the Certificates.

Section 3.03.

Distributions.  On each Distribution Date, the Securities Administrator shall withdraw from the Trust Account the Class Distribution Amount for each Class and shall cause the Paying Agent to make the appropriate distributions to the Holders of each such Class.  All distributions of such Class Distribution Amount that are made with respect to a particular Class shall be made pro rata among all Certificates of such class in proportion to their respective Certificate Balances, with no preference or priority of any kind.

ARTICLE IV

LIMITATION OF LIABILITY

The Trustee and the Securities Administrator shall be entitled to the same rights, protections and indemnities afforded to them under the Underlying Trust Agreement.

ARTICLE V

THE TRUSTEE

In the event that there shall be any matter arising under the Underlying Trust Agreement that requires the vote of Holders of Certificates outstanding thereunder, the Trustee as the holder of the related Exchangeable REMIC Certificates shall vote such Exchangeable REMIC Certificates in such amounts and proportions as shall reflect instructions received from Holders of any Outstanding Exchange Certificates issued in exchange for such Exchangeable REMIC Certificates.

ARTICLE VI

TERMINATION

The respective obligations and responsibilities of the Securities Administrator and the Trustee shall terminate as to the Trust Fund upon the same terms and conditions as the Underlying Trust Agreement may be amended or supplemented.

ARTICLE VII

SUPPLEMENTAL AGREEMENTS

This Trust Agreement may be amended or supplemented from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee upon the same terms and conditions as the Underlying Trust Agreement may be amended or supplemented.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.

Certificateholders.  The death of incapacity of any Certificateholder shall neither operate to terminate this Trust Agreement, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the affairs of the Trust Fund, nor otherwise affect the rights, duties and obligations of any of the parties to this Trust Agreement.

Except as provided in Article V and Article VII, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

No Certificateholder shall have any right, by virtue of any provision of this Trust Agreement, to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement unless an Event of Default shall have occurred and be continuing in respect of this Trust Agreement.  It is understood and intended, and is expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of the Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02.

Governing Law.  THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03.

Demands, Notices and Communications.  All formal demands, notices and communications by and among the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Holder of any Certificate shall be in writing and delivered in person or by first class mail, postage prepaid to the Trustee at its address set forth in the Underlying Trust Agreement.  Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given whether or not the Person to whom such notice shall have been directed receives such notice.

Section 8.04.

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

Section 8.05.

Tax Status and Reporting.  It is the intended that the Trust Fund created hereunder be considered a “grantor trust” under the Code.  Based upon such characterization, within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Securities Administrator shall mail to each person who so requests in writing and who at anytime during such calendar year shall have been a Certificateholder the necessary information under applicable law for preparation of such Holder’s federal and state income tax returns unless substantially similar information has been previously provided to such Certificateholder.

For federal income tax purposes, the grantor trust created hereunder shall have a calendar year taxable year.  The Securities Administrator shall prepare or cause to be prepared and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities, income tax information returns for each taxable year with respect to the grantor trust.

IN WITNESS WHEREOF, the parties hereto hereby execute this Trust Agreement, as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,

solely in its capacity as Trustee

By:   /s/  James H. Byrnes

Name:  James H. Byrnes

Title: Vice President

WELLS FARGO BANK, N.A.,

in its capacity as Securities Administrator

and Master Servicer

By: /s/  Sandra Whalen

Name: Sandra Whalen

Title: Vice President

GS MORTGAGE SECURITIES CORP.,

in its capacity as Depositor

By:  /s/  Greg A. Finck

Name: Greg A. Finck

Title: Managing Director

APPENDIX A

AVAILABLE COMBINATIONS

Exchangeable REMIC Certificates				Exchange Certificates
Collateral Group	REMIC Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Class Coupon	CUSIP Number	Final Distribution Date
	Combination 1
1	1A-2	$37,383,000	362334 JH 8	1A-1	$50,105,000	Fixed	PT(3)	5.50%	362334 JG 0	March 2036
	1A-3	$3,815,000	362334 JJ 4
	1A-4	$3,896,000	362334 JK 1
	1A-6	$4,691,000	362334 JM 7
	1A-7	$320,000	362334 JN 5
	Combination 2
1	1A-3	$3,815,000	362334 JJ 4	1A-5	$7,711,000	Fixed	Sequential(5)	5.50%	362334 JL 9	March 2036
	1A-4	$3,896,000	362334 JK 1
	Combination 3
2	2A-2	$122,054,000	362334 GM 0	2A-1	$174,888,000	Fixed	PT(3)	5.75%	362334 JP 0	March 2036
	2A-4	$11,006,000	362334 JS 4
	2A-6	$6,850,000	362334 JU 9
	2A-7	$32,757,000	362334 JV 7
	2A-8	$2,221,000	362334 JW 5
	Combination 4
2	2A-2	$122,054,000	362334 GM 0	2A-3	$133,060,000	Fixed	Sequential(5)	5.75%	362334 JR 6	March 2036
	2A-4	$11,006,000	362334 JS 4
	Combination 5
2	2A-4	$11,006,000	362334 JS 4	2A-5	$17,856,000	Fixed	Sequential(5)	5.750%	362334 JT 2	March 2036
	2A-6	$6,850,000	362334 JU 9
	Combination 6
3	3A-2	$45,359,000	362334 JY 1	3A-1	$239,878,000	Fixed	PT(3)	6.00%	362334 HG 2	March 2036
	3A-3	$3,779,916(4)	362334 JZ 8
	3A-4	$60,437,000	362334 KA 1
	3A-5	$5,036,416(4)	362334 KB 9
	3A-12	$67,047,000	362334 KJ 2
	3A-13	$9,569,000	362334 KK 9
	3A-14	$10,000	362334 KL 7
	3A-15	$9,480,000	362334 KM 5
	3A-16	$44,930,000	362334 KN 3
	3A-17	$3,046,000	362334 KP 8
	Combination 7
3	3A-2	$45,359,000	362334 JY 1	3A-6	$45,359,000	Fixed	PAC	6.00%	362334 KC 7	March 2036
	3A-3	$3,779,916(4)	362334 JZ 8
	Combination 8
3	3A-4	$60,437,000	362334 KA 1	3A-7	$60,437,000	Fixed	PAC	6.00%	362334 KD 5	March 2036
	3A-5	$5,036,416(4)	362334 KB 9
	Combination 9
3	3A-2	$45,359,000	362334 JY 1	3A-8	$105,796,000	Fixed	PAC	5.50%	362334 KE 3	March 2036
	3A-4	$60,437,000	362334 KA 1
	Combination 10
3	3A-2	$45,359,000	362334 JY 1	3A-9	105,796,000	Fixed	PAC	6.00%	362334 KF 0	March 2036
	3A-3	$3,779,916(4)	362334 JZ 8
	3A-4	$60,437,000	362334 KA 1
	3A-5	$5,036,416(4)	362334 KB 9
	Combination 11
3	3A-3	$3,779,916(4)	362334 JZ 8	3A-10	$8,816,332(4)	Fixed	IO	6.00%	362334 KG 8	March 2036
	3A-5	$5,036,416(4)	362334 KB 9
	Combination 12
3	3A-2	$45,359,000	362334 JY 1	3A-11	$182,422,000	Fixed	Sequential(5)	6.00%	362334 KH 6	March 2036
	3A-3	$3,779,916(4)	362334 JZ 8
	3A-4	$60,437,000	362334 KA 1
	3A-5	$5,036,416(4)	362334 KB 9
	3A-12	$67,047,000	362334 KJ 2
	3A-13	$9,569,000	362334 KK 9
	3A-14	$10,000	362334 KL 7

	Combination 13
3	3A-12	$67,047,000	362334 KJ 2	3A-18	$76,626,000	Fixed	Support	6.00%	362334 KQ 6	March 2036
	3A-13	$9,569,000	362334 KK 9
	3A-14	$10,000	362334 KL 7

_____________

(1)  Exchangeable REMIC Certificates and Exchange Certificates in any recombinations may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)

See the footnote (2) to the cover page of the Prospectus Supplement.

(3)

Pass-through certificate.

(4) Notional Amount.

(5) Sequential Pay Certificate.

EXHIBIT I

FORM OF EXCHANGE LETTER

 ___, 20__

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue,

Minneapolis, Minnesota 55479,

Attention: GSR 2006-3F U.S. Bank National Association

Re:

GSR Mortgage Loan Trust 2006-3F,

Mortgage Pass-Through Certificates, Series 2006-3F

Ladies and Gentlemen:

Pursuant to the terms of that certain Trust Agreement dated as of March 1, 2006 (the “Trust Agreement”), by and among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity, the “Securities Administrator”), we hereby present and surrender the Exchangeable REMIC Certificates specified on Schedule I attached hereto (the “Exchangeable REMIC Certificates”) and transfer, assign, set over and otherwise convey to the Securities Administrator, all of our right, title and interest in and to the Exchangeable REMIC Certificates, including all payments of interest thereon received after March 30, 2006, in exchange for the Exchange Certificates specified on Schedule I attached hereto (the “Exchange Certificates”).

We agree that upon such exchange the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchange Certificates issued in exchange therefor. We confirm that we have paid a fee to the Securities Administrator in connection with such exchange equal to 1/32 of 1% of the Certificate Balance (as defined in the Trust Agreement) of the Exchangeable REMIC Certificates (other than any interest only Exchangeable REMIC Certificates) to be submitted for exchange (but not less than $2,000 nor more than $25,000).

Sincerely,

By:

Name:

Title:

Acknowledged by:

WELLS FARGO BANK, N.A.,

as Securities Administrator

By:

Name:

Title:

SCHEDULE I